DATAFLEX CORPORATION
3920 PARK AVENUE
EDISON, NEW JERSEY 08820


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO BE HELD ON SEPTEMBER 1, 1995




     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Dataflex Corporation, a New Jersey corporation (the "Company"), will be held at the Company's offices at 3920 Park Avenue, Edison, New Jersey on September 1, 1995 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

     1. To elect two members of the Board of Directors, one to serve until the 1998 Annual Meeting of Shareholders and one to serve until the 2000 Annual Meeting of Shareholders, and until their successors are duly elected and qualified.

     2.   To ratify the Board of Directors' appointment of Price
          Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 31, 1996.

     3. To approve the Board of Director's resolution proposing that Article Fourth of the Company's Certificate of Incorporation be amended to increase the authorized common shares, no par value, of the Company from 10,000,000 shares to 20,000,000 shares.

     4. To approve the Board of Director's resolution proposing that Article Fourth of the Company's Certificate of Incorporation be amended to authorize the Company to issue 10,000,000 shares of Preferred Stock, without par value.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 26, 1995 as the record date for the Annual Meeting. Only shareholders of record as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     Shareholders are urged to attend the Annual Meeting in person. If you are not able to do so, please sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.

     The Board of Directors unanimously recommends a vote FOR the election of its nominees as Directors, FOR the ratification of the Board of Directors' appointment of Price Waterhouse LLP as the Company's independent accountants, FOR the approval of increasing the authorized number of common shares, no par value, of the Company's stock and FOR the approval to authorize the Company to issue 10,000,000 shares of Preferred Stock, without par value.


                         By Order of the Board of Directors,



                            /s/ Elizabeth Massimo
                         ELIZABETH MASSIMO,
                         Assistant Secretary

Edison, New Jersey
July 26, 1995

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED. YOUR PROXY WILL BE REVOKABLE BY WRITTEN NOTICE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME PRIOR TO ITS EXERCISE.

DATAFLEX CORPORATION
3920 PARK AVENUE
EDISON, NEW JERSEY 08820

PROXY STATEMENT


     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are furnished in connection with the solicitation of Proxies by the Board of Directors of Dataflex Corporation, a New Jersey corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on September 1, 1995 at 10:00 a.m., at the Company's offices at 3920 Park Avenue, Edison, New Jersey and at any adjournments thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and the form of Proxy will be mailed on or about July 28, 1995 to holders of record on July 26, 1995 (the "Record Date") of the Company's common stock, no par value per share (the "Common Stock"). Holders of record of Common Stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 4,835,102 shares of Common Stock were issued and outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

     The Company's Annual Report to Shareholders for the fiscal year ended March 31, 1995, including certified financial statements, is enclosed with this Proxy Statement.

     The Common Stock was the only voting security of the Company outstanding and entitled to vote on the Record Date. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of 60% of the votes cast by the holders of shares of Common Stock present in person or represented by Proxy at the Annual Meeting is necessary for the election of Directors. Assuming the presence of a quorum at the Annual Meeting, a majority of the votes cast by the holders of shares of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the Board of Directors' appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 31, 1996 (the "Auditor Proposal") and the approval of amending Article Fourth of the Company's Certificate of Incorporation.

     Any Proxy may be revoked at any time before it is actually voted by written notification delivered to the Secretary of the Company or by submitting another Proxy bearing a later date. Properly executed and unrevoked Proxies received by the Company will be voted by the persons named therein at the Annual Meeting in the manner specified therein or, if no specification is made, will be voted: (i) FOR the election of the nominees named herein to the Company's Board of Directors; (ii) FOR the Auditor Proposal; (iii) FOR the approval of increasing the authorized number of common shares, no par value, of the Company's stock; and (iv) FOR the approval to authorize the Company to issue 10,000,000 shares of Preferred Stock, without par value.

     The expense of preparing, printing and distributing the Proxy materials will be paid by the Company. In addition to use of the mail, Proxies may be solicited in person or by telephone by Directors, officers or employees of the Company without additional compensation.

     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them (i) in favor of the election of the nominees to the Board of Directors herein, (ii) in favor of the ratification of the selected independent auditors, (iii) in favor of the increase of additional common shares, no par value, of the Company's stock, and (iv) in favor of the issuance of shares of Preferred Stock, without par value.

     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

        SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 1996 Annual Meeting of Shareholders must be received by the Company no later than June 30, 1996.

ELECTION OF DIRECTORS
(PROPOSAL 1)

     Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors is divided into five classes. The term of the Directors in Class I expires at the 1996 Annual Meeting of Shareholders; the term of the Directors in Class II expires at the 1997 Annual Meeting of Shareholders; the term of the Directors in Class III expires at the 1998 Annual Meeting of Shareholders; the term of the Directors in Class IV expires at the 1999 Annual Meeting of Shareholders; and the term of the Directors in Class V expires at the 1995 Annual Meeting of Shareholders; and in all cases at the time their respective successors have been duly elected and qualified.

     Notwithstanding the foregoing, any Director who is elected to the Company's Board of Directors by the Directors to fill a vacancy will serve until the next Annual Meeting of Shareholders.

     Mr. Doganiero was elected to the Board of Directors by the Directors in fiscal year 1995, for a term expiring at the 1995 Annual Meeting. The Board of Directors has nominated Mr. Doganiero for election as a Class III Director at the Annual Meeting.

     The term of Richard C. Rose, a Class V Director of the Company, expires at the 1995 Annual Meeting of Shareholders. The Board of Directors has renominated him to serve as a Class V Director of the Company to serve until the 2000 Annual Meeting.

     Pursuant to the Company's by-laws, a shareholder is only permitted to nominate a person for election as a Director if he or she has given written notice to the Company's secretary of such intent no later than sixty (60) days prior to the scheduled date of the annual meeting of shareholders. Such notice must include the identity of the person to be nominated, a description of all agreements, arrangements, or understandings between the nominating shareholders and the person to be nominated pursuant to which the nomination is to be made or the nominee is to be elected, and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission. The Board of Directors is authorized to disqualify any nominee where the person nominating such person has failed to provide the Company with complete and accurate information as required above. No such notices were given for the 1995 Annual Meeting.

     The persons who currently serve as the Company's Directors or Officers and brief summaries of their business experience and certain other information with respect to them are set forth in the following table and in the information which follows the table.

                                                  Director or
Name                Age       Position            Officer Since

Richard C. Rose     47        Chairman, Chief          1984
                              Executive Officer,
                              Director, Class V

Gordon J. McLenithan54        President-Dataflex       1985
                              East, Director,
                              Class IV

Peter H. Jackson    37        Co-President,            1994
                              Director, Class I

Philip Doganiero    38        Co-President,            1995
                              Director, Class III

Raymond DioGuardi   40        Senior Vice President,   1995
                              Chief Financial
                              Officer

John G. Raos        45        Director, Class III      1993

Charles C. Kelly    56        Director, Class II       1994

     Richard C. Rose has served as Chief Executive Officer of the Company since April 1990 and Chairman of the Board of Directors since September 1993. He served as President of the Company from April 1987 to September 1993. He has served as a Director of the Company since October 1984, and has served as Chief Operating Officer from July 1986 through April 1990 and as Vice President - Sales and Marketing of the Company from July 1984 through April 1987. From 1979 through June 1984, he served as Vice President and Director of Sales of David Jamison Carlyle, a computer peripheral distributor. Prior to 1979, he was employed in two sales management positions. Mr. Rose is a graduate of the University of Miami with a Bachelor's Degree in Mathematics.

     Gordon J. McLenithan has served as President of Dataflex East since January 1995. He served as Vice Chairman from April 1994 to January 1995, and as President of the Company from September 1993 until April 1994. He served as Chief Operating Officer of the Company from April 1990 until April 1994 and as its Chief Financial Officer from January 1986 to March 1995. He has served as a Director of the Company since April 1990. Mr. McLenithan also served as the Company's Executive Vice President from April 1990 to October 1993, Vice President from May 1985 until April 1990, its General Manager from January 1986 until April 1990 and as Controller from May 1984 until January 1986. From 1982 to 1984, he was employed as Vice President - Finance of Eutectic Corporation, a manufacturer of consumable welding materials. Prior to 1982, he was employed in a number of financial management positions, including 10 years with Price Waterhouse. Mr. McLenithan, a certified public accountant, is a graduate of Bentley College with a Bachelor's Degree in Accounting.

     Peter H. Jackson has served as the Co-President of the Company since January 1995 and Director since April 1994. From April 1994 through December 1995, he was President and Chief Operating Officer, following the Company's acquisition of substantially all of the assets and assumption of certain liabilities of Granite Computer Products, Inc. ("Granite"). From March 1985 to March 1994 he was President of Granite, a computer services company providing hardware, software and networking services to large corporations. Prior to March 1985, he was a National Sales Manager for LEX Electronics, a distributor of microcomputer products and peripherals. Mr. Jackson graduated from the University of California with a Bachelor's Degree in History.

     Philip Doganiero has served as Co-President of the Company and Director since January 1995, following the Company's acquisition of substantially all of the assets and assumption of certain liabilities of National Data Products, Inc. ("NDP").
From May 1982 to January 1995, he was founder and President of NDP, a reseller of personal computers and related services.
Prior to May 1982, he was a sales representative for Better Business Forms and NCR Corporation. Mr. Doganiero graduated from Florida State University with a Bachelor's Degree in Marketing.

     Raymond DioGuardi has served as Senior Vice President of Finance since November 1994 and as Chief Financial Officer since March 1995. From the period of December 1989 to October 1994, he held the position of Vice President of Finance, CFO and Secretary of Nathan's Famous, Inc. Prior to this time, he spent twelve years at various levels of increasing responsibility with Price Waterhouse. He is a Certified Public Accountant, member of the AICPA, New Jersey Society of Certified Public Accountants and Institute of Management Accountants. Mr. DioGuardi graduated from Rutgers State University with a Bachelor's Degree in Business Administration.

     John G. Raos has served as a Director of the Company since October 1993. Mr. Raos is President and Chief Operating Officer of U.S. Industries, Inc. Prior to June 1995, he was President and Chief Operating Officer of Hanson Industries, Inc., a $15 billion British-American industrial management corporation. He joined Hanson Industries as Corporate Controller in 1976. From 1970-1976, Mr. Raos was employed by Price Waterhouse in New York as an auditor. Mr. Raos, a certified public accountant, is a graduate of Queens College with a Bachelor's Degree in Accounting.

     Charles C. Kelly has served as a Director of the Company since May 1994. Mr. Kelly has been employed by First Fidelity Bancorporation ("FFB") since October 1990, currently serving as Executive Vice President and Division Head of FFB's Investment Bank (the "Investment Bank"), which is responsible for FFB's private placements, mergers and acquisitions business. In addition, Mr. Kelly is the head of loan pricing and syndications for FFB's wholesale bank. Prior to this position, Mr. Kelly was Group Head of FFB's wholesale bank - northern region. Prior to joining FFB, Mr. Kelly served for over 20 years, from April 1970 to October 1990, with Citibank, N.A., where he was Vice President and Senior Credit Officer. He has worked for two years in the Investment Bank, heading corporate finance for the middle market, media and health care sectors. Prior to working at the Investment Bank, Mr. Kelly was the Regional Executive of Citibank's Northeast U.S. Corporate Bank. Mr. Kelly holds a J.D. degree, and is admitted to the New York Bar.

Board Meetings

     During the fiscal year ended March 31, 1995, the Board of Directors held nine meetings. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

Committees of the Board

     The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each comprised of the Company's two non-employee Directors, Messrs. Raos and Kelly. The Audit Committee is responsible for reviewing the Company's audited financial statements, meeting with the Company's independent accountants to review the Company's internal controls and financial management practices and examining all agreements or other transactions between the Company and its Directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to the Company's shareholders. During fiscal 1995, the Audit Committee held one meeting.

     The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers and administering the Company's stock option plans. During fiscal 1995, the Compensation Committee held three meetings.

     The Nominating Committee is responsible for nominating new directors of the Company.

     Directors who are not employees of the Company (other than Mr. Raos) received $6,000 during fiscal 1995 for serving as Directors. Mr. Raos has waived all fees to which he is entitled for serving as Director. Directors who are employees of the Company do not receive any additional compensation for such services.

Recommendation and Vote

     Assuming the presence of a quorum, the affirmative vote of 60% of the total number of votes cast in person or by proxy at the Annual Meeting is required for the election of nominees as Directors of the Company. Broker non-votes and shares represented by proxies as to which the authority to vote for a nominee has been withheld will not be considered to have been cast and therefore will not be counted toward such nominee's attainment of the 60% vote. The Company expects each nominee for election as a Director of the Company to be able to accept such nomination. If any nominee is unable to accept such nomination, Proxies may be voted for substitute nominees. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE.

RATIFICATION OF THE
SELECTION OF INDEPENDENT ACCOUNTANTS
(PROPOSAL 2)

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has proposed the appointment of the firm Price Waterhouse LLP as independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1996. Price Waterhouse LLP has acted as independent accountants of the Company since fiscal year 1990.

     A representative of Price Waterhouse LLP is expected to be present at the meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Recommendation and Vote

     Ratification of the appointment of Price Waterhouse LLP requires a majority of the votes cast regarding the matter by the holders of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. With respect to broker non-votes and abstentions on this matter, the shares will not be considered to have been cast and therefore will not be counted toward the attainment of a majority vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION.

             AMENDMENT TO ARTICLES OF INCORPORATION
(PROPOSAL 3)

     On May 31, 1995, the Board of Directors unanimously adopted a resolution proposing that Article Fourth of the Company's Certificate of Incorporation be amended to increase from 10,000,000 shares to 20,000,000 shares the Common Stock of the Company, without par value, which the Company is authorized to issue. The Board directed that the proposed amendment be submitted to a vote of the holders of all of the Company's outstanding stock. If the amendment is approved by the holders of a majority of the Company's shares represented in person or by proxy at the Meeting, the Company's Certificate of Incorporation will be amended to provide that the Company is authorized to issue 20,000,000 shares of Common Stock, without par value.

     As of the date of this Proxy Statement, the Company has 4,835,102 shares of Common Stock outstanding. In addition, the Company has options exercisable for 719,583 shares of Common Stock and options reserved for issuance which, if granted and exercised, would be exercisable for 480,026 shares of Common Stock. Other than to meet the requirements of various employee benefit and incentive plans of the Company, the Company has no present plan, understanding or agreement to issue the additional 10,000,000 shares of Common Stock. However, the Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property and the possible funding of its business, or other corporate purposes. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

     As with the issuance of any shares of the Company's Common Stock other than on a pro-rata basis to all current shareholders, the issuance of additional shares to be authorized pursuant to the proposed amendment would reduce the proportionate interests in the Company held by current shareholders.

     A vote in favor of the proposed amendment to the Company's Certificate of Incorporation by the holders of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, is necessary for the adoption of this proposal. If the proposed amendment is adopted by the shareholders, it will become effective upon filing a Certificate of Amendment as required by the New Jersey Business Corporation Act. The Company's financial statements, included in its 1995 Annual Report furnished to shareholders in connection with the distribution of this Proxy Statement, are incorporated in this Proxy Statement by reference.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES, NO PAR VALUE.

             AMENDMENT TO ARTICLES OF INCORPORATION
(PROPOSAL 4)

     On May 31, 1995, the Board of Directors unanimously adopted a resolution proposing that Article Fourth of the Company's Certificate of Incorporation be amended to authorize the Company to issue 10,000,000 shares of Preferred Stock, without par value. The Board directed that the proposed amendment be submitted to a vote of the holders of all of the Company's outstanding stock.
If the amendment is approved by the holders of a majority of the Company's shares represented in person or by proxy at the Meeting, the Company's Certificate of Incorporation will be amended to provide that the Company is authorized to issue 10,000,000 shares of Preferred Stock, without par value.

     The proposed amendment to the Certificate of Incorporation would empower the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Stock without any action by the Company's shareholders. The Board of Directors would be empowered to authorize issuances or one or more classes or series and to determine and fix the relative rights, preferences and limitations of each class or series so authorized. Such action could adversely affect the voting power of the holder of the Company's Common Stock or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

     The Company has no present plan, understanding or agreement to issue shares of Preferred Stock. However, the Board of Directors believes that the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property and the possible funding of its business, or other corporate purposes. The Board will determine whether, when and on what terms the issuance of shares of Preferred Stock may be warranted in connection with any of the foregoing purposes.

     A vote in favor of the proposed amendment to the Company's Certificate of Incorporation by the holders of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, is necessary for the adoption of this proposal. If the proposed amendment is adopted by the shareholders, it will become effective upon filing a Certificate of Amendment as required by the New Jersey Business Corporation Act. The Company's financial statements, included in its 1995 Annual Report furnished to shareholders in connection with the distribution of this Proxy Statement, are incorporated in this Proxy Statement by reference.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
AUTHORIZE THE COMPANY TO ISSUE 10,000,000 SHARES OF PREFERRED
STOCK, NO PAR VALUE.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC Regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file although the Company has undertaken the preparation and filing of such reports on behalf of its officers and Directors.

     Based solely on the Company's review of the copies of the forms it has filed and copies of such forms it has received, the Company believes that all its officers, Directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of the Common Stock as of June 2, 1995 by (i) each Director and nominee for election at the Annual Meeting, (ii) all Directors and the named executive officers in the Summary Compensation table appearing below as a group, and
(iii) each other person known by the Company to own more than 5% of any class of equity securities of the Company.

                         Number of Shares              Percent
                           Owned <F1>                  of Class
                         ----------------             --------
Richard C. Rose          182,863 <F2>                  3.8%

Gordon J. McLenithan     242,103 <F3>                  5.0%

John G. Raos             95,000 <F4>                   2.0%

Charles C. Kelly              0 <F5>                      *

Peter H. Jackson         55,250 <F6>                   1.1%

Philip Doganiero        375,000 <F7>                   7.8%

National Data
 Products, Inc.         625,000 <F8>                  12.9%
2145 Calumet Street
Clearwater, FL 34625

Qualivest Capital
 Management              372,400 <F9>                  7.7%
c/o U.S. Bankcorp
111 Southwest Fifth Avenue
Portland, Oregon 97204

Pioneer Management Corp. 349,900 <F10>                 7.2%
60 State Street
Boston, MA 02108

Fidelity Management
 and Research Co.        243,500 <F11>                 5.0%
82 Devonshire Street
Boston, Massachusetts 02109

All Directors and officers
as a group (7 persons)   950,216 <F12>                 19.7%


____________________
* Less than 1%.


<F1>
Unless otherwise indicated, each shareholder has sole voting and investment power.

<F2>
Includes 179,936 shares which Mr. Rose has the right to acquire through the exercise of stock options granted to him under the Company's various stock option plans. Does not include 129,064 shares subject to options granted to Mr. Rose under the Company's various stock option plans or 27,022 shares of restricted stock which do not vest within 60 days of the date of this Proxy Statement.

<F3>
Includes 189,686 shares which Mr. McLenithan has the right to acquire through the exercise of stock options granted to him under the Company's various stock option plans. Does not include 129,064 shares subject to options granted to Mr. McLenithan under the Company's various stock option plans or 17,298 shares of restricted stock which do not vest within 60 days of the date of this Proxy Statement.

<F4>
Includes 75,000 shares which Mr. Raos has the right to acquire through the exercise of stock options granted to him under a separate issuance of stock options. Does not include 225,000 shares subject to options granted to Mr. Raos that do not vest within 60 days of the date of this proxy.

<F5>
Does not include 10,000 shares which Mr. Kelly has the right to acquire through the exercise of stock options granted to him under a separate issuance of stock options.

<F6>
Includes 53,750 shares which Mr. Jackson has the right to acquire through the exercise of stock options granted to him under a separate issuance of stock options pursuant to the Asset Purchase Agreement of Granite Computer Products, Inc. on April 6, 1994. Does not include 161,250 shares subject to options granted to Mr. Jackson or 21,980 shares of restricted stock which do not vest within 60 days of the date of this proxy.

<F7>
Consists of 375,000 shares owned by National Data Products, Inc.
which Mr. Doganiero may be deemed the beneficial owner by virtue of his ownership interest in National Data Products, Inc.

<F8>
Represents shares issued as part of the consideration in connection with the Company's purchase of substantially all the assets and substantially all the liabilities of National Data
Products, Inc.

<F9>
Based on a Schedule 13G filed with the Securities and Exchange
Commission, dated February 11, 1995.

<F10>
Based on a Schedule 13G filed with the Securities and Exchange
Commission, dated January 18, 1995.

<F11>
Based on a Schedule 13G filed with the Securities and Exchange
Commission, dated February 13, 1995.

<F12>
Includes 76,844 shares beneficially owned by Messrs. Rose, McLenithan, Raos, Kelly, Jackson and Doganiero, after elimination of shares as to which beneficial ownership is shared by more than one member of this group (see Notes 2 through 7), and 498,372 shares subject to immediately exercisable stock options granted under the Company's stock option plans.

EXECUTIVE COMPENSATION

     The following table sets forth, for each of the last three fiscal years, cash and certain other compensation paid or accrued by the Company for the Chief Executive Officer and for each of the other named executive officers (the "Named Officers") of the Company in all capacities in which they served:

                   SUMMARY COMPENSATION TABLE
                                               Long Term Compensation

               Annual Compensation            Awards                Payouts

                                    Other   Restricted Securities         All Other
Name and                            Annual     Stock   Underlying         Compen-
Principal                           Compen-    Awards   Options    LTIP   sation
Position   Year  Salary($) Bonus($) sation($)  ($)       (#)     Payouts ($)(<F1>)

Richard
 C. Rose
Chairman,  1995   $329,400  $254,416  $0          NA     $0          NA       $1913
 CEO       1994    329,400    83,133   0          NA      158,750    NA         899
           1993    329,400    92,825   0          NA       50,000    NA         456

Gordon J.
McLenithan
President  1995    297,000   165,812   0          NA        0        NA        1918
Dataflex-  1994    297,000    76,114   0          NA       158,750   NA         548
East       1993    297,000    83,314   0          NA        50,000   NA         754


Peter H.
 Jackson   1995    297,500   115,812   0          NA        215,000 NA        2851
Co-President

<F1>
All Other Compensation represents 401(k) Matching Contributions.

Stock Options

     The following table contains information concerning the grant of stock options pursuant to the Company's several stock option plans to the Named Officers during the year ended March
31, 1995:

                                OPTION GRANTS IN LAST FISCAL YEAR

                                                             Potential Realizable
                                                             Value at Assumed
                                                             Annual Rates of Stock
                                                             Price Appreciation for
Individual                        Grants                     Option Term <F3>

            Number of                      Exercise
            Securities    % of Total       or Base
            Underlying    Options Granted  Price
            Options       to Employees in  ($/Sh)   Exercise
Name        Granted(#)    Fiscal Year      (<F2>)     Date     5% ($)   10%($)

Peter H.
 Jackson    215,000<F1>   33.6%            $7.00      4/6/04   $946,486  $2,398,582

<F1>
On April 6, 1994, 300,000 options were granted under a separate issuance pursuant to the Asset Purchase Agreement of Granite Computer Products, Inc. All of these options are subject to a four-year vesting schedule beginning on the particular grant date with 25% vested per year.

<F2>
All stock options were granted at the fair market value on the date of grant.

<F3>
The amounts set forth are based on assumed appreciation of 5% and 10% rates as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Fiscal Year-End Values

     The following table sets forth information with respect to the
Named Officers concerning the exercise of options during the 1995 fiscal year and unexercised options held as of the end of such fiscal year.




         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FY-END OPTION VALUES



            Shares
            Acquired                 Number of Securities            Value of
            on           Value       Underlying Unexercised          in-the-Money Options
            Exercise    Realized     Options at FY-ENd (<F1>)        at FY-End (<F2>)
Name          (#)         ($)        Exercisable/Unexercisable       Exercisable/Unexercisable

Richard
 C. Rose      0         0          179,936/129,064            $534,361/$459,889

Gordon J.
 McLenithan   0         0          189,686/129,064            $564,955/$459,889

Peter H.
 Jackson      0         0                0/215,000                 $0/$241,875


<F1>
This represents the total number of stock options held by the named executives. These options were granted on various dates during the years 1991-1994.

<F2>
These amounts represent the difference between the exercise price of the stock options and the closing price of the Common Stock on March 31, 1995.

Restricted Stock Grants

     In April, 1995, the Company issued 27,022 shares, 17,298 shares and 21,980 shares of common stock to Mr. Rose, Mr. McLenithan and Mr. Jackson, respectively. Pursuant to the terms of the agreements, the shares are subject to certain restrictions which expire by March 31, 1998 for Mr. Rose and Mr. McLenithan and by March 31, 1997 for Mr. Jackson. The restrictions lapse equally each year for the term of the grant and with respect to all shares in the event of termination of employment for any reason other than "cause", voluntary termination for "good reason" and death or disability, as defined. If at any time prior to the expiration of the restriction period, employment of either officer is terminated "for cause" or any other reason not provided for under the agreement, any such shares still subject to restrictions, as previously described, shall be transferred to the Company, without monetary consideration.

Employment Agreements

     The Company has employment agreements with executive officers Rose, McLenithan, Jackson and Doganiero. Mr. Rose's fiscal year 1995 agreement provided for a minimum annual base salary of $329,400 plus an incentive bonus based on the Company's annual income before income taxes and discretionary bonuses awarded by the Company's Board of Directors. Bonuses awarded for fiscal year 1995 equaled $254,416. This agreement was amended on April 1, 1995 to provide for a minimum annual base salary of $329,400, discretionary bonuses awarded by the Company's Board of Directors, and awards of restricted stock and stock options which vest over three years. The amended agreement expires January 29, 1998.

     Mr. McLenithan's fiscal year 1995 agreement provided for a minimum annual base salary of $297,000 plus an incentive bonus based on the Company's annual income before income taxes and discretionary bonuses awarded by the Company's Chief Executive Officer or its Board of Directors. Bonus awarded for fiscal year 1995 equaled $165,812. This agreement was amended on April 1, 1995 to provide for a minimum annual base salary of $200,000, a lump sum distribution for fiscal year 1996 of $97,300 and awards of restricted stock and stock options which vest over three years. Bonuses after March 31, 1995 are subject to approval by the Company's Chief Executive Officer or Board of Directors. The amended agreement expires January 29, 1998.

     Mr. Jackson's fiscal year 1995 agreement provided for a minimum annual base salary of $297,500 plus an incentive bonus based on the Company's annual income before income taxes and discretionary bonuses awarded by the Company's Chief Executive Officer or its Board of Directors. Bonus awarded for fiscal year 1995 equaled $115,812. This agreement was amended on April 1, 1995 to provide for a minimum annual base salary of $225,000, a lump sum distribution for fiscal year 1996 of $123,640 and awards of restricted stock and stock options which vest over two years. Bonuses after March 31, 1995 are subject to approval by the Company's Chief Executive Officer or Board of Directors. The amended agreement expires April 5, 1997.

     In January 1995, the Company entered into an employment agreement with Mr. Doganiero, for a term expiring on January 10, 1998, providing for an annual base salary of $296,400 and various benefits, including participation in a discretionary bonus program awarded by the Company's Chief Executive Officer or its Board of Directors. There was no bonus awarded for fiscal year 1995. This agreement was amended on April 1, 1995 to provide for a minimum annual base salary of $225,000. Bonuses after March 31, 1995 are subject to approval by the Company's Chief Executive Officer or Board of Directors. The amended agreement expires on January 10, 1998.

     Pursuant to the terms of their respective employment agreements, Mr. Rose, Mr. McLenithan, Mr. Jackson and Mr. Doganiero each agreed not to compete, directly or indirectly, with the Company in the states in which the Company does or may do business during the terms of their respective agreements and for a period of one year after the termination of their respective employments, either with or without cause. If the Company were to terminate the employment of Mr. Rose, Mr. McLenithan, Mr. Jackson or Mr. Doganiero without cause, the Company would be required to pay such terminated employee his remaining base salary and any additional compensation earned in excess of his base salary until the date of termination, plus an amount equal to his then annual base salary for the period through and including the expiration of such employee's employment agreement. If the employment of Mr. Rose, Mr. McLenithan, Mr. Jackson or Mr. Doganiero were terminated with cause, the Company would be required to pay the terminated employee only their base salary up to the date of termination.
If Mr. Rose, Mr. McLenithan, Mr. Jackson or Mr. Doganiero were to die during their term of employment, the Company would be required to pay to their respective estate, the base salary otherwise payable until the end of the term of their respective agreement and to pay their spouse and surviving children, in equal shares, an additional $5,000.

     Under their respective employment agreements, if there were a "change in control" of the Company (as defined therein), and subsequent to such change in control any of their employment agreements (or any subsequent employment agreement then in effect which expires prior to the time that they have attained 65 years of age) were to be terminated or were not to be renewed by the Company at the expiration of the term of such agreement, or any renewals, extensions or modifications, then such employee would be entitled to receive compensation in an amount equal to 299% of such employee's annual base salary in effect at the time of the termination (the "Severance Amount"). This Severance Amount would be payable in one single payment within 60 days after the termination of the employment of such employee. The Severance Amount, however, may not exceed three times the "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In the event the Severance Amount payable to such employees were to be reduced for the reason set forth in the preceding sentence, the Severance Amount would be reduced prior to the reduction of any other payments due under their respective employment agreements. A "change in control" is defined in each of the existing employment agreements as a transfer of more than 50% of the Company's common stock in a single transaction or series of transactions in concert with each other (excluding transfers made by persons who were officers or were related to officers of the Company immediately prior to the change in control).

                  COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised entirely of the independent members of the Board of Directors, John G. Raos and Charles C. Kelly. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and programs and administers the Company's stock option plans. The Committee also is responsible for reviewing and approving all compensation decisions for the Chief Executive Officer and other executive officers. On April 1, 1995, the Committee amended the employment agreements of the Company's Chief Executive Officer and other executive officers.

     Compensation packages granted to the Company's Chief Executive Officer (the "CEO") and other executive officers are designed to provide executives with (i) competitive base salaries, and (ii) incentive opportunities to earn additional compensation based on corporate performance. The incentive portion of the packages includes bonuses, stock options and restricted stock. All are intended to link pay to corporate performance.

Base Salaries

     Base salaries of the CEO and other executive officers are targeted to be competitive with salaries commanded by those in similar positions within the Company's Peer Group (as hereinafter defined). In setting individual base salary levels of the CEO and other executive officers, the Committee considers such factors as the executive's scope of responsibility, current performance and future potential.

     The minimum base salary of the CEO and other executive officers are set forth in employment agreements between the Company and such executive officer, which agreements are reviewed annually by the Compensation Committee to determine if increases are warranted. For the Company's 1995 fiscal year, the Compensation Committee determined to maintain the base salaries as in fiscal year 1994, in light of the Company's performance in fiscal year 1994.

Cash Bonus Compensation

     Cash bonus compensation, in fiscal year 1995, to the Company's executive officers was equal to a percentage of the Company's "net income before tax" as defined in such officers' employment agreements and discretionary bonuses awarded by the Company's Chief Executive Officer. The percentages for the Company's fiscal year 1995 for Messrs. Rose, McLenithan and Jackson were 4%, 3% and 3%, respectively. Based on net income before taxes and other discretionary bonuses, cash bonus compensation paid to Messrs. Rose, McLenithan and Jackson in fiscal year 1995 equaled $254,416, $165,812 and $115,812, respectively.

Stock Options and Restricted Stock

     Stock options and restricted stock for Common Stock are granted to reinforce the importance of improving shareholder value over time. Stock options are granted at the fair market value of the stock on the date of grant to ensure that senior officers are rewarded only for any prospective appreciation in the price of the Common Stock. Restricted stock is granted at a value determined by the Board of Directors. This links executive compensation to benefits produced for all shareholders.

Benefits

     Benefits offered to executive officers serve a different purpose than do other elements of total compensation. In general, they provide a safety net against problems which can arise from illness, disability or death. Benefits offered to executive officers include medical and dental benefits and life insurance. The Company also matches up to 6% of employee contributions to a 401(k) plan at a percentage determined each year by the Company.

                                   THE COMPENSATION COMMITTEE


                                   John G. Raos
                                   Charles C. Kelly

                        PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholders' return on the Company's common stock with that of the NASDAQ Market Index, a broad market index published by Media General Financial Services, and that of Compucom Systems, Inc., Inacom CP and Transnet CP, public companies in the same industry as the Company (the "Peer Group"). The comparison assumes that $100 was invested in each of the Company's Common Stock, the stocks included in the NASDAQ Market Index and the stocks included in the Peer Group at the outset of the five (5) year period covered by the graph. The indexes reflect formulas for dividend reinvestment and weighting of individual stocks. Stock price performances shown on the graph are not intended to be indicative of future price performances.

Comparison of 5 Year Cumulative Total Return of Company, Peer Group and Broad Market


                       Fiscal Year Ending

Company   1990      1991       1992      1993      1994    1995

Dataflex CP     100        118.42     102.63     55.26    77.63    85.53
Peer Group      100        149.43     104.57    180.09   227.87   129.77
Broad Market    100        110.28     116.23    130.08   150.33   159.48



Certain Relationships and Related Transactions

     The Company has made loans from time to time during fiscal years 1987 through 1995 to its employees primarily to enable them to exercise stock options to purchase the Company's Common Stock. During the 1995 fiscal year, the amount of indebtedness owed on such loans was evidenced by a promissory note from the appropriate employee. These loans bear interest at rates ranging from 7% per annum to prime plus 1.5% per annum and are payable upon demand.
                       ANNUAL REPORT (FORM 10-K)

     A copy of the 1995 Annual Report (Form 10-K) of the Company filed with the Securities and Exchange Commission is available upon request from:

     Raymond DioGuardi
     Senior Vice President, Finance
     and Chief Financial Officer
     Dataflex Corporation
     3920 Park Avenue
     Edison, New Jersey 08820

     By Order of the Board of Directors

     DATAFLEX CORPORATION

Edison, New Jersey
July 26, 1995
Exhibit 1



CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
DATAFLEX CORPORATION




     Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned Corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1.   The name of the Corporation is:  DATAFLEX CORPORATION

     2. The number of authorized shares of the Corporation is being changed from 10,000,000 to 30,000,000 shares. In order to accomplish the foregoing, Article Fourth of the Certificate of Incorporation is hereby amended to read as follows:

          "FOURTH: The aggregate number of shares of capital stock which this Corporation shall have authority to issue is Thirty Million (30,000,000) shares of stock, of which Twenty Million (20,000,000) shares shall consist of common stock, without nominal or par value, and Ten Million (10,000,000) shares shall consist of preferred stock, without nominal or par value.

               A.Common Stock.  This Corporation's Twenty
          Million (20,000,000) shares of Common Stock, without nominal or par value, shall not have cumulative voting or pre-emptive rights and shall be entitled to one vote for each share in the election of directors and on any other matter presented to the shareholders.

               B.Preferred Stock.  This Corporation's Ten
          Million (10,000,000) shares of Preferred Stock shall be without nominal or par value. Each series of shares of Preferred Stock so issued shall have such rights and obligations as to dividends, redemptions by this Corporation, and other rights or obligations as may be established by this Corporation's Board of Directors with respect to each such series, as set forth in a certified resolution duly filed with the Secretary of State of New Jersey pursuant to N.J.S.A. 14:A:7-2 of the New Jersey Business Corporations Act, as amended, or any successor provision of statute thereto.

               Upon dissolution, whether voluntary or
          involuntary, the holders of shares of Preferred Stock shall first be entitled to receive, out of the net assets of this Corporation, any amount set forth in the Board of Director's resolution authorizing the series of Preferred Stock of which such shares are a part, plus unpaid accumulated dividends, if any, without interest. All of the assets, if any, thereafter remaining shall be distributed among the holders of the Common Stock. The consolidation or merger of this Corporation at any time, or from time to time, with any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation shall not be construed as a dissolution, liquidation, or winding up of the Corporation within the meaning hereof.

               Except as otherwise expressly provided by the Board of Directors, or as otherwise provided by the laws of the State of New Jersey, the holders of the Common Stock shall exclusively possess all of the voting powers of this Corporation for all voting purposes, and the holders of the Preferred Stock shall have no voting power and no holder thereof shall be entitled to receive notice of any meetings of the shareholders of this Corporation.

               The Board of Directors of this Corporation, in its discretion, may declare and pay dividends on the Common Stock concurrently with dividends on the Preferred Stock for any dividend period of any fiscal year when such dividends are applicable to the Common Stock; provided that any and all accumulated dividends on the Preferred Stock for all previous fiscal years and all dividends on the Preferred Stock for the previous dividend period for the current fiscal year have been paid in full.

     3. The foregoing amendment to the Certificate of Incorporation was approved and adopted by the directors of the Corporation on June
  , 1995 and by the shareholders of the Corporation on September      ,
1995.

     4.   The number of shares of capital stock entitled to vote the
foregoing amendment was            shares of common stock, no par value.

     5. The number of shares voting for and against such amendment was as follows:

               No. of Shares Voting     No. of Shares Voting
                  For Amendment         Against Amendment





     This Certificate of Amendment has been executed on behalf of the Corporation by its Chairman and Chief Executive Officer this day of September, 1995





                         Richard C. Rose
                         Chairman and
                         Chief Executive Officer